Exhibit 4.2
SUBSCRIPTION
AGREEMENT

SUBSCRIPTION AGREEMENT
IMH Secured Loan Fund, LLC
11333 N. Scottsdale Road, Suite 160
Scottsdale, Arizona 85254
Attn: William Meris
     This Subscription Agreement (“Agreement”) for a subscription to purchase ownership interests (the “Units”) in IMH Secured Loan Fund, LLC (the “Fund”), which Units are offered pursuant to the Confidential Private Placement Memorandum dated March 31, 2006 (such Confidential Private Placement Memorandum, together with any supplements delivered to the undersigned, is called the “Memorandum”), is entered into by and among the undersigned subscribing investor (“Investor”, “he”, “she”, or words of similar import as the context requires), and the Fund, acting through its manager, Investors Mortgage Holdings, Inc. (“Manager”). An Investor hereunder also becomes a member of the Fund pursuant to the Restated Operating Agreement of the Fund (the “Operating Agreement”) by signing the Operating Agreement Signature Page attached hereto. Capitalized terms used but not defined in this Agreement shall have the respective meanings given them in the Memorandum or the Operating Agreement.
A. Verification of Status as “Accredited Investor” under Regulation D.
     The Investor represents and warrants that he or she is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, (the “Securities Act”), and has initialed the statements below which apply to the Investor.
Please Initial Applicable Statements Below:

1.	____	The Investor is a natural person whose own net worth, or joint net worth with the Investor’s spouse, exceeds $1,000,000.

2.	____	The Investor is a natural person who had an individual income in excess of $200,000 (or joint income with the Investor’s spouse in excess of $300,000) in each of the two previous years and who reasonably expects a gross income at the same level or greater in the current year.

3.	____	The Investor is an employee benefit plan (under Title I of ERISA) whose investment decision is made by a qualified plan fiduciary or registered investment advisor, or whose total assets exceed $5,000,000, or is a self-directed plan where all investment decisions are made solely by accredited investors.

4.	____	The Investor is a partnership, corporation, trust or other entity where all equity owners are accredited investors.

5.	____	The Investor is a corporation, partnership, Massachusetts business or similar trust, or 501(c)(3) organization, with assets in excess of $5,000,000, not formed for the specific purpose of investing in the Fund.

6.	____	The Investor is a trust with assets in excess of $5,000,000, not formed for the specific purpose of investing in the Fund and whose purchase is directed by a person capable of evaluating the merits and risks of the Fund.

7.	____	The Investor is a director, executive officer, or Manager of the Fund or a director or executive officer of the Manager.

8.	____	The Investor is a bank, savings and loan, registered broker/dealer, insurance company, registered investment company, business development company, or small business investment company.

     If the Investor elects at any time to reinvest distributions from the Fund in additional Units, the Investor represents and warrants that the Investor will continue to qualify as an accredited investor at the time any such reinvestment is made, and agrees to immediately notify the Fund if the Investor is no longer an accredited investor under the above definitions.
     B. Agreement. The Investor agrees as follows:
     1. Subscription for the Units.
          (a) The Investor agrees to become a Member in the Fund, and subscribes for and agrees to make a capital contribution to the Fund in the amount set forth below, on the terms and conditions described herein and in the Memorandum.
          (b) The Investor acknowledges and agrees that he is not entitled to cancel, terminate or revoke this Agreement or the subscription hereunder, except as otherwise set forth in the Memorandum or applicable law; that this Agreement, the subscription, and the power of attorney granted herein shall survive (i) changes in the transaction, documents and instruments described in the Memorandum that in the aggregate are not material or that are contemplated by the Memorandum, and (ii) the death or disability of the Investor.
          (c) The Investor hereby irrevocably constitutes and appoints the Manager (and any substitute or successor acting in such capacity) his true and lawful attorney in his name, place and stead, (a) to receive and pay over to the Fund on behalf of the Investor, to the extent set forth in this Agreement, all funds received hereunder, (b) to execute, complete or correct, on behalf of the Investor, all documents to be executed by the Investor in connection with the Investor’s subscription for Units, including, without limitation, filling in or amending amounts, dates, and other pertinent information, and (c) to execute, acknowledge, swear to and file: (i) any counterparts of the Operating Agreement to be entered into pursuant to this Agreement and any amendments thereto to which the Investor is a signatory, (ii) any agreements or other documents relating to the obligations of the Fund, as limited and defined in the Operating Agreement, (iii) any certificates of formation required by law and all amendments thereto, (iv) all certificates and other instruments necessary to qualify or continue the qualification of, the Fund in the states where it may be doing business, (v) all assignments, conveyances or other instruments or documents necessary to effect the dissolution of the Fund, and (vi) all other filings with agencies of the federal government, of any state or local government, or of any other jurisdiction, which the Manager considers necessary or desirable to carry out the purposes of this Agreement, the Operating Agreement and the business of the Fund. This power of attorney shall be deemed coupled with an interest, shall be irrevocable and shall survive the transfer of the Investor’s Unit.
     2. Certain Acknowledgments and Agreements of the Investor.
     The Investor understands, agrees, and acknowledges that:
          (a) The subscription for the Units contained herein may be accepted or rejected, in whole or in part, by the Fund in its sole and absolute discretion. No subscription shall be deemed accepted until the Investor has been admitted as a Member in the Fund; such admission shall be deemed an acceptance of this Agreement by the Fund for all purposes.

          (b) Except as provided under applicable securities laws, this subscription is and shall be irrevocable, except that the Investor shall have no obligations hereunder if this subscription is for any reason rejected or this offering is for any reason cancelled.
          (c) All documents pertaining to this investment have been made available for inspection by the Investor, and the books and records of the Fund shall be available for inspection by Members during reasonable business hours at the Fund’s principal place of business, upon reasonable prior notice to the Manager as provided for in the Operating Agreement.
          (d) No foreign, federal or state authority has made any finding or determination as to the fairness of investment of the Units and no foreign, federal or state authority has recommended or endorsed or shall recommend or endorse this offering.
     3. Representations and Warranties of the Investor.
     The Investor understands that the Units are being sold in reliance upon the exemptions from registration provided for in the Securities Act and/or Regulation D promulgated thereunder, for transactions involving limited offers and sales, and the Investor, for himself and for his heirs, personal representatives, successors and assigns, makes the following representations, declarations and warranties with the intent that the same may be relied upon in determining the suitability of the undersigned as an investor in the Fund:
          (a) The Investor has received, carefully read, and understands the Memorandum and all exhibits thereto and has consulted, or had the opportunity to consult, his own attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for the Investor. Any special acknowledgment set forth below with respect to any statement contained in the Memorandum shall not be deemed to limit the generality of this representation and warranty.
          (b) During the course of this transaction, and prior to the purchase of any of the Units, the Investor has had the opportunity to ask questions of and receive answers from the Fund or the Manager, or any of its principals, concerning the terms and conditions of the offering described in the Memorandum, and to obtain any additional information necessary to verify the information contained in the Memorandum or otherwise relative to the financial data and business of the Fund, to the extent that such parties possess such information or can acquire it without unreasonable effort or expense, and all such questions, if asked, have been answered satisfactorily and all such documents, if examined, have been found to be fully satisfactory.
          (c) The Investor understands and acknowledges that (i) that the Investor must bear the economic risk of his investment in the Units until the termination of the Fund or until the Investor withdraws from the Fund, (ii) the Units have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under the Securities Act and applicable state laws or unless an exemption from such registration is available, (iii) the Investor is purchasing the Units for investment purposes only for the account of the Investor and not with any view toward a distribution thereof, (iv) the Investor is investing in the Fund as a common investment vehicle rather than as a means to facilitate the individual or separate investment decisions of holders of interests in the Investor, (v) the Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Units that the Investor hereby subscribes to purchase or any part thereof, and the Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement, (vi) the Investor understands that the Units cannot be sold or transferred without the prior written consent of the Manager, which may be withheld in its sole discretion and shall be withheld if such transfer could cause the Fund to become subject to regulation under federal law as an investment company or would subject the Fund to adverse tax consequences, (vii) there shall be no public market for the Units, (viii) any disposition of the Units may result in unfavorable tax consequences to the Investor, (ix) the Fund does not have any obligation or intention to register the Units or the offering thereof under the Securities Act or any state securities laws, or of supplying the information that may be necessary to enable the Investor to sell Units, and (x) Investors have no right to require the registration of the Units under the Securities Act or state securities laws or other applicable securities regulations.
          (d) The Investor is aware and acknowledges that (i) the Units involve a substantial degree of risk and there is no assurance of any income from such investment, (ii) any federal and/or state income tax benefits that may be available to the Investor may be lost through the adoption of new laws or regulations or changes to existing laws and regulations or changes in the interpretation of existing laws and regulations, (iii) the Investor, in making his investment, is relying, if at all, solely upon the advice of his personal tax advisor with respect to the tax aspects of an investment in the Fund, and (iv) because there are substantial restrictions on the transferability of the Units, it may not be possible for the undersigned to liquidate his investment readily in case of an emergency, or at all.
          (e) All information provided to the Manager as to net worth and annual income or assets of the Investor and the other information about the Investor are true, correct and complete in all material respects. In connection with any reinvestments, investor agrees to advise the Fund if his/her accredited status changes. Further, at the time of reinvestment, Investor reaffirms and agrees to all of the terms of this subscription agreement and reaffirms all warranties contained herein, as evidenced by such reinvestment.
          (f) The Investor is at least 21 years of age and the Investor has adequate means of providing for all his current and foreseeable needs and personal contingencies and has no need for liquidity in this investment, and if the Investor is an unincorporated association, all of its members who are U.S. Persons are at least 21 years of age.
          (g) The Investor has evaluated the risks of investing in the Units, and has determined that the Units are a suitable investment for the Investor. The Investor can bear the economic risk of this investment and can afford a complete loss of his investment. In evaluating the suitability of an investment in the Units, the Investor has not relied upon any representations or other information (whether oral or written) other than as set forth in the Memorandum and Exhibits thereto, and independent investigations made by the Investor or representative(s) of the Investor.
          (h) The Investor is knowledgeable and experienced in evaluating investments and experienced in financial and business matters and is capable of evaluating the merits and risks of investing in the Units. The aggregate amount of the investments of the Investor in, and his commitments to, all similar investments that are illiquid is reasonable in relation to his net worth.
          (i) The Investor maintains his domicile, and is not merely a transient or temporary resident, at the residence address shown on the signature page of this Agreement.
          (j) Any information that the Investor has heretofore furnished to the Fund or the Manager with respect to the Investor is correct and complete as of the date of this Agreement and if there should be any material change in such information prior to the purchase of Units the Investor shall immediately furnish such revised or corrected information to the Fund.
          (k) The representations, warranties, agreements, undertakings and acknowledgments made by the Investor in this Agreement are made with the intent that they be relied upon by the Fund and the Manager in determining the Investor’s suitability as a purchaser of the Units, and shall survive the purchase. In addition, the Investor undertakes to notify the Fund immediately of any change in any representation, warranty or other information relating to the Investor set forth herein.
     4. Indemnification. The Investor recognizes that the offer of the Units to him was made in reliance upon his representations and warranties set forth in Paragraph 3 and the acknowledgments and agreements set forth in Paragraph 2 above. The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase the Units. The Investor hereby agrees to indemnify the Fund, the Manager, and any of their affiliates and to hold each of them harmless from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained in this Agreement or in any other document provided by the Investor to the Fund or the Manager in connection with the Investor’s investment in the Units. The Investor hereby agrees to indemnify the Fund, the Manager, and any of their affiliates against, and to hold them harmless from, all liabilities, lawsuits, costs or expenses (including reasonable attorneys’ fees) arising as a result of the sale or distribution of the interests by the Investor in violation of the Securities Act or other applicable law, or any misrepresentation or breach by the Investor with respect to the matters set forth herein. In addition, the Investor agrees to indemnify the Fund and any affiliates against, and to hold such persons and firms harmless from, any and all loss, damage, liability or expense, including costs and reasonable attorneys’ fees, to which they may be put or that they may incur or sustain by reason of or in connection with any misrepresentation made by the Investor with respect to the matters about which representations and warranties are required by the terms of this Agreement, or any breach of any such warranties or any failure to fulfill any covenants or agreements set forth herein or included in and as defined in the Memorandum.
     5. Arbitration. Any claim, controversy, dispute or deadlock arising under this Agreement (collectively, a “Dispute”) shall be settled by arbitration in Maricopa County, Arizona administered under the rules of the American Arbitration Association (“AAA”). Any arbitration and award of the arbitrators, or a majority of them, shall be final and the judgment upon the award rendered may be entered in any state or federal court having jurisdiction. No punitive damages are to be awarded.
     Any Dispute shall be heard by three arbitrators of which each party shall select one within 10 days of the demand for arbitration. The two party-appointed arbitrators shall select a third arbitrator to serve as chair of the tribunal within 10 days of the selection of the second arbitrator. If any arbitrator has not been appointed within the time limits specified herein, such appointment shall be made by the AAA upon the written request of either party within 10 days of the request.

Accepted and agreed:

Signature of Investor
Investors need not sign this arbitration agreement to invest in the fund.
     6. General. This Agreement (i) shall be binding upon the Investor and the heirs, personal representatives, successors and assigns of the Investor, (ii) shall be governed, construed and enforced in accordance with the laws of the State of Delaware, without reference to any principles of conflicts of law (except insofar as affected by the state securities or “blue sky” laws of the jurisdiction in which the offering described herein has been made to the Investor), (iii) shall survive the admission of the Investor to the Fund, and (iv) shall, if the Investor consists of more than one person, be the joint and several obligation of all such persons.
     7. Assignment. The Investor agrees that neither this Agreement nor any rights that may accrue to him hereunder may be transferred or assigned.

     8. Investor Name and Subscription Amount. The name and other identifying information of the Investor, and the amount of the Investor’s subscription is:

Subscriber Name (Please print as you wish it to appear on your official records)

Residence or Office Address

City, State, Zip Code

Social Security or Taxpayer I.D. No.:

Business Telephone:

Facsimile (Home/Business):

Internet Email Address:

Total capital contribution: $ Paid by ___ check or ___wire (please check one)
Please make all checks payable to: IMH Secured Loan Fund, LLC
     Please initial the appropriate statement below:
___	Dividends to be reinvested in the Fund.

___	Dividends to be paid in cash to the Investor (or Custodian of Record for IRA accounts)

SIGNATURES

Signature of Investor	Date

Printed Name of Signer

Title or Capacity

Additional Signature of Investor
(If Applicable)

Printed Name of Signer

Title or Capacity

Additional Signature of Investor
(If Applicable)

Printed Name of Signer

Title or Capacity
The above and foregoing subscription is accepted this                      day of                                         , 2007.

IMH Secured Loan Fund, LLC

By:
William Meris, President
Investors Mortgage Holdings, Inc.

Operating Agreement — Signature Page
     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date set forth below.

MANAGER:		MEMBER:

INVESTORS	MORTGAGE HOLDINGS, INC.

By:

	William Meris, President	Print Name of Member(s)

By:

Signature

		Printed	name of signer

Title:

Date:

By:

Signature

		Printed	name of signer

Title:

Date:

By:

Signature

		Printed	name of signer

Title:

Date: